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                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                      DATASERV COMPUTER MAINTENANCE, INC.
                           (A MINNESOTA CORPORATION)

                                      INTO

                            WANG LABORATORIES, INC.
                            (A DELAWARE CORPORATION)



     Wang Laboratories, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST: That the Corporation was incorporated on the 16th day of December, 1993, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the stock of Dataserv Computer Maintenance, Inc., a corporation incorporated on the 31st day of December, 1980, pursuant to the Business Corporation Act of the State of Minnesota.

     THIRD: That the Board of Directors of the Corporation, at a meeting duly held on the 25th day of June, 1997, duly adopted the following resolutions:


     VOTED: To hereby approve and adopt in all respects the proposed Plan of Merger attached hereto as Exhibit A (the "Plan of Merger").

     VOTED: To hereby authorize and direct the appropriate officers, or any of them, to make, execute, acknowledge and file such certificates and other agreements or documents as may be required by law with respect to the Plan of Merger, including, but not limited to filing a Certificate of Ownership and Merger with the Delaware Secretary of State and Articles of Merger with the Minnesota Secretary of State, and to take such other steps as are in their sole judgment necessary or appropriate, to give effect to the Plan of Merger; and that all of the actions of any of such officers that are


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               consistent with the purpose and intent of the Plan of Merger are hereby in all respects authorized, approved, ratified and confirmed.

     IN WITNESS WHEREOF, Wang Laboratories, Inc., has caused this Certificate to be signed by Albert A. Notini as Senior Vice President, General Counsel and Secretary, this 25th day of June, 1997.


                                             WANG LABORATORIES, INC.


                                             By: /s/ Albert A. Notini
                                                 -------------------------------
                                                 Albert A. Notini
                                                 Senior Vice President, General
                                                 Counsel and Secretary




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                                                                       Exhibit A


                                 PLAN OF MERGER
                                 --------------

                                     ARTICLE
                                       1.
                       TERMS AND CONDITIONS OF THE MERGER


     1.1 MERGER. As soon as practicable following the fulfillment (or waiver, to the extent permitted herein) of the conditions specified herein, Dataserv Computer Maintenance, Inc., a Minnesota corporation ("Dataserv") shall be merged (the "Merger") with and into Wang Laboratories, Inc., a Delaware corporation (the "Corporation"), and the Corporation shall survive the Merger (the "Surviving Corporation"). The name of the Surviving Corporation is Wang Laboratories, Inc., and such corporation will be governed by the laws of the State of Delaware. The Corporation and Dataserv are sometimes referred to hereinafter as the "Constituent Corporations."

     1.2 EFFECTIVE DATE. The Merger shall be effective upon the filing of this Plan of Merger, together with appropriate Articles of Merger and a Certificate of Ownership and Merger with respect thereto, with the Secretaries of State of the States of Minnesota and Delaware, as provided by the Minnesota Business Corporation Act and the Delaware General Corporation Law (the "Effective Date").

     1.3 SURVIVING CORPORATION. On the Effective Date, the Corporation, as the Surviving Corporation, shall continue its corporate existence under the laws of the State of Delaware and shall succeed to all of the rights, privileges, powers and property of Dataserv in the manner of and as more fully set forth in the Delaware General Corporation Law, and the separate corporate existence of Dataserv, except insofar as it may be continued by operation of law, shall cease and be terminated.

     1.4 CAPITAL STOCK OF DATASERV. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders: all shares of Capital Stock of Dataserv (including any warrants, options and other rights to purchase shares of Capital Stock of Dataserv) issued and outstanding immediately prior thereto shall be canceled without payment of any additional consideration.



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                                     ARTICLE
                                       2.
                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS


     2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Corporation in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of the Corporation in effect on the Effective Date shall continue to be the Bylaws of the Surviving Corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

     2.3 DIRECTORS. The directors of the Corporation immediately preceding the Effective Date shall continue to be the directors of the Surviving Corporation on and after the Effective Date to serve until their successors are duly elected and qualified.

     2.4 OFFICERS. The officers of the Corporation immediately preceding the Effective Date shall continue to be the officers of the Surviving Corporation on and after the Effective Date to serve until their successors are duly elected and qualified.


                                     ARTICLE
                                       3.
                                  MISCELLANEOUS

     3.1 FURTHER ASSURANCES. From time to time and when required by the Surviving Corporation or by its successors and assigns there shall be executed and delivered on behalf of Dataserv such deeds and other instruments and there shall be taken or caused to be taken by it such further and other action as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Dataserv and otherwise to carry out the purposes of this Plan of Merger, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Dataserv or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.


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     3.2  AMENDMENT. At any time before the date of filing, this Plan of Merger may be amended in any manner as may be determined in the judgment of the Board of Directors of the Corporation to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Plan of Merger.

     3.3 ABANDONMENT OR DEFERRAL. At any time before the date of filing, this Plan of Merger may be terminated and the Merger may be abandoned by the Board of Directors of the Corporation, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of the Corporation, such action would be in the best interest of the Constituent Corporations. In the event of termination of this Plan of Merger, this Plan of Merger shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto.




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